  EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-215586, 333-213732 and 333-208467) and on Form S-8 (File No. 333-210812) of Torchlight Energy Resources, Inc. of our report dated March 30, 2016 relating to the financial statements for the year ended December 31, 2015 which appear in this Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Calvetti Ferguson

Houston, Texas
March 30, 2017